STOCK PURCHASE NOTE


$125,000                                                       December 13, 1995


         FOR VALUE RECEIVED, the undersigned, Discus Acquisition Corporation ("Discus"), a Minnesota corporation, hereby promises to pay to the order of Pyramid Investors at the address provided under Section 8 in lawful money of the United States in accordance with the terms hereof the sum of One Hundred Thousand Dollars ($100,000) plus interest thereon at the rate provided herein from the date hereof until paid in full.

         1. Payment Terms.

                  1.1 Interest. Interest will accrue on the unpaid principal of this Note at the annual rate of twenty percent (20%) from the date hereof to March 31, 1996, eight percent (8%) from April 1, 1996 to December 13, 1998, and thirteen percent (13%) at all times thereafter.

                  1.2 Principal. The principal of this Note, together with all accrued and unpaid interest not then otherwise due, will be due March 31, 1996.

                  1.3 Prepayments; Application of Payments. This Note may be prepaid, in whole or in part, at any time and from time to time without premium or penalty. Payments on this Note will be applied first to accrued interest due and unpaid, next (to the extent such payment is a prepayment) to accrued interest unpaid and not yet due, next to costs and expenses accrued hereunder, with the balance to principal.

         2. Subordination. The payee by acceptance hereof agrees that the repayment of this Note shall be and hereby is subordinated in favor of The CIT Group/Business Credit, Inc. ("CIT") on the same terms, provisions and conditions as set forth in that certain Subordination Agreement dated December 13, 1995 (the "Subordination Agreement"); by and among Bridgewater Resources Corp., CIT, Discus, Peerless Chain Company, and Peerless Chain of Iowa, Inc. The payee further agrees that upon the request of CIT the payee shall execute a separate subordination agreement incorporating such similar terms and conditions. Discus can prepay the principal and interest evidenced by this Note on the terms contained in the last sentence of paragraph 8(b) of the Subordination Agreement.

         3. Costs of Enforcement. Upon a Default, Buyer will be obligated to pay all costs of collection and enforcement of the rights and remedies of the holder hereof, including court costs and attorneys' fees, whether or not legal proceedings are commenced.

         4. Waivers. Buyer waives presentment for payment, demand, protest, notice of protest and notice of dishonor. No delay by the holder hereof in exercising any right or remedy hereunder, at law or in equity will operate as a waiver of such right or remedy and no single or partial exercise of any such right or remedy will preclude any further exercise thereof, or the exercise of any other rights or remedies.

         5. Notices. Any notice, request, instruction or other document to be given hereunder by Buyer or the holder of this Note to the other party will be in writing and delivered personally or by telephonic facsimile transmission or sent by registered or certified mail, postage prepaid (and if by telephonic facsimile transmission with a copy sent by mail), if to the holder of this Note to:

                           Pyramid Investors
                           c/o Perkins Capital Management, Inc.
                           730 East Lake Street
                           Wayzata, MN  55391-1769
                           Facsimile No.:  (612) 473-4702

                           if to Discus to:

                           Discus Acquisition Corporation
                           2430 Metropolitan Centre
                           333 South Seventh Street
                           Minneapolis, Minnesota  55402
                           Attn: William H. Spell
                           Facsimile No.: 612-371-9651

                           with a copy to:

                           Briggs and Morgan
                           2400 IDS Center
                           80 South Eighth Street
                           Minneapolis, Minnesota  55402
                           Attn: Avron L. Gordon
                           Facsimile No.: 612-334-8650

or at such other address for a party as may be specified by like notice. Any notice which is delivered personally or by telephonic facsimile transmission in the manner provided herein will be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or its agent for notices hereunder). Any notice which is addressed and mailed in the manner herein provided will be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the third day after the day it is so placed in the mail.

         6. Arbitration. Subject to the last sentence of this Section, any controversy or claim arising out of or relating to any provisions of this Note or the breach hereof, unless resolved by mutual agreement of the parties, will be finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the effective date of this Agreement by a single arbitrator appointed in accordance with said Rules. The determination of the arbitrator will be final and binding upon the parties to the arbitration and judgment upon the award rendered by the arbitrator will be entered in any court of competent jurisdiction. The place of arbitration will be Minneapolis, Minnesota. Notwithstanding the foregoing, a party may seek injunctive relief with respect to any controversy or claim arising out of or relating to any provisions of this Note in any court of competent jurisdiction.

         7. Governing Law; Consent to Jurisdiction. This Note will be construed in accordance with and governed by the laws of the State of Minnesota applicable to agreements made and to be performed in such jurisdiction without reference to conflicts of law principles. Buyer by execution and delivery of this Note, and the holder of this Note by acceptance hereof, each irrevocably consents that any legal action or proceeding against it under, arising out of or in any manner relating to this Note may be brought only in an arbitration proceeding as provided in Section 9 or in a court of the State of Minnesota or in the United States District Court for the District of Minnesota. Each of Buyer and the holder of this Note further expressly and irrevocably assents and submits to the personal jurisdiction of the arbitrators selected pursuant to Section 9 or any of such courts in any such action or proceeding. Each of Buyer and the holder of this Note further irrevocably consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to it by hand or by mail in the manner provided for in Section 8 hereof. Each of Buyer and the holder of this Note further hereby expressly and irrevocably waives any claim or defense in any action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis.

         8. Neither this Note nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.


         IN WITNESS WHEREOF, Buyer has caused this Note to be duly executed and delivered on the day and year first above written.



                                       DISCUS ACQUISITION CORPORATION



                                       By
                                           Its  CEO